CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of STI Group, Inc. on Form SB-2, of our report dated May 14, 2007, on our audit of the consolidated financial statements of STI Group, Inc. for the period from September 18, 2006 (inception) through December 31, 2006. We also consent to the use of KMJ Corbin & Company LLP’s name as it appears under the caption “Experts.”

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP
Irvine, California
May 14, 2007